VERT CAPITAL CORP.

Lender,

and

LOGICAL CHOICE CORPORATION

Borrower,

LINE OF CREDIT AGREEMENT

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (“Agreement”) is made and entered into effective as of the 30th day of September (the “Execution Date”) by and among VERT CAPITAL CORP., a Delaware corporation (the “Lender”) and LOGICAL CHOICE CORPORATION, a Nevada corporation (the “Borrower”).

R E C I T A L S:

A. The Borrower wishes to obtain from the Lender, advances which shall be up to a maximum of $500,000 (the “Line of Credit”) for the purpose of providing the borrower with funds necessary to complete the IPO process.

B. Borrower has agreed to secure performance of its obligations under this Agreement and the Note (hereinafter defined) by granting to the Lender a first lien and security interest in and to all of the assets and properties of the Borrower, all pursuant to the Security Agreement (hereinafter defined.

C. In full reliance on the representations made by Borrower in this Agreement and the Line of Credit Documents (as defined in Article I of this Agreement), Lender is willing to extend such financing to Borrower upon the terms, covenants and conditions contained in this Agreement and in the Line of Credit Documents.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, Borrower and Lender mutually agree as follows:

ARTICLE I
DEFINITIONS

Unless the context clearly indicates otherwise, certain terms used in this Agreement shall have the meanings set forth below:

“Advances” shall mean one or more amounts funded by the Lender to the Borrower (including the Prior Advances”) as part of the Line of Credit under this Agreement.

“Affiliate” shall mean: (a) with respect to a corporation, (1) any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner of more than 20% of any class of shares or other equity security, or (2) any Person which, directly or indirectly, controls or is controlled by or is under common control with such corporation; and (b) with respect to a partnership, venture or limited liability company, any (1) general partner or member, (2) general partner of a general partner or member, (3) partnership with a common general partner or member, or (4) co-venturer thereof, and if any general partner, member or co-venturer is a corporation, any Person which is an Affiliate of such corporation. For purposes hereof, “controls” (which includes the correlative meanings of “controlled by” and “under common control with”) means effective power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

“Business” shall mean the business of business of developing and selling education, business and government products and services.

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“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in the State of Georgia.

“Closing Date” shall mean the individual and collective reference to the various dates of funding of each of the Line of Credit during the Funding Period, and shall include the Execution Date.

“Collateral” shall mean all items of personal property defined in the Security Agreement.

“Event of Default” shall mean the occurrence and continuance of any of the events listed in Sections 6.1 or 6.2 of this Agreement.

“Governmental Authority” shall mean the government of the United States, any state, province or political subdivision thereof, any other foreign country, any multi-national organization or body and any entity exercising executive, judicial, legislative, police, taxing, regulatory or administrative authority or power of any nature.

“Hazardous Substances” shall mean any explosives, PCBs, radioactive materials, asbestos, urea formaldehyde, foam insulation, hydrocarbon contaminants, underground or above ground tanks, pollutants, waste, contaminants, hazardous, dangerous, radioactive or corrosive or deleterious or toxic substances or materials or hazardous or special waste or any other such substance or material as defined or regulated pursuant to any environmental laws.

“Lien” shall mean any lien, mortgage, security interest, collateral assignment, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other right of or arrangement with any creditor (whether based on common law, constitutional provision, statute or contract) to have its claim satisfied out of any property or assets, or their proceeds, before the claims of general creditors of the owner of the property or assets.

“Line of Credit” shall mean the financing provided by Lender to Borrower under the terms of this Agreement in the maximum principal amount of Five Hundred Thousand Dollars ($500,000).

“Line of Credit Documents” shall mean the following documents executed in conjunction with and supporting this Agreement: (i) the Note and (ii) the Security Agreement. All of the Line of Credit Documents are incorporated herein by reference.

“Material Adverse Event” means any circumstance or event that, individually or collectively with other circumstances or events, may reasonably be expected to have a material adverse effect on the financial condition or Business of the Borrower, as now conducted or as proposed to be conducted.

“Maturity Date” shall mean the IPO effective date, the date all sums evidenced by the Note shall be due and payable out of the proceeds of the IPO.

“Note” shall mean reference to the promissory Note issued by the Borrower to the Lender to evidence the Line of Credit and in the form of Exhibit B annexed hereto and made a part hereof.

“Permitted Liens” shall mean those encumbrances, security interests, legal notations, charges, liens and interests permitted by the Lender, as described in Schedule A.

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“Person” shall mean and includes an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

“Security Agreement” shall mean the security agreement to be entered into by the Borrower, as debtor, with the Lender, as secured party, all in the form of Exhibit C annexed hereto and made a part hereof.

“Tax” shall mean all present and future taxes, levies, imposts, withholdings, duties, charges or fees of any nature whatsoever including without limitation any customs, franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp, gross income, fuel, leasing, occupational, value added, turnover, excess profits, excise, gross receipts, gross profits, registration, license, corporation, capital gains, export, custom, import, net income, taxes (or any other amount corresponding to any of the foregoing) now or hereafter imposed, levied, collected, withheld or assessed by any national, foreign, regional or local taxing or fiscal authority or agency, together with any penalties, additions to tax, fines or interest thereon, and any assessments in respect of any of the foregoing, and Tax and Taxation shall be construed accordingly.

ARTICLE II
AMOUNT AND TERMS OF LINE OF CREDIT

2.1 Line of Credit. Following the Execution Date, the Lender shall make periodic Advances to the Borrower as part of the Line of Credit up to a maximum amount of Advances not to exceed the sum of FIVE HUNDRED THOUSAND ($500,000), representing the total principal amount of the Line of Credit (the “Principal Indebtedness”). The entire Principal Indebtedness of the Line of Credit shall be due and payable on the earlier to occur of (a) the occurrence and continuation of an Event of Default hereunder, or (b) the Maturity Date (as the same may be extended as herein provided).

2.2 Interest. Interest shall be payable on the outstanding Principal Indebtedness at the rate of ten (10%) percent per annum (the “Interest Rate”). Interest at the Interest Rate shall be accrued monthly on the last Business Day of each month, commencing November 30, 2014, with the final payment of interest due and payable, together with the then outstanding Principal Indebtedness on the Maturity Date.

2.3 Default Interest Rate. During any period in which an Event of Default has occurred and is continuing, interest shall accrue on the outstanding Principal Indebtedness at the rate per annum equal to twenty-two (22%) percent (the “Default Interest Rate”).

2.4 Disbursement of Funds; Use of Proceeds. The Advances representing the Principal Indebtedness of the Line of Credit shall be funded to the Borrower in accordance with a funding schedule submitted by the Borrower to the lender and approved by the Lender (the “Funding Schedule”). The proceeds of funding under the Line of Credit shall be used by the Borrower solely for working capital and to repay all or a portion of Borrower’s accounts payable and accrued expenses.

2.5 Security. The Line of Credit and the Note evidencing such Line of Credit shall be secured by the Security Agreement executed and acknowledged by Borrower, as debtor, and shall constitute a first priority lien and security interest granted to the Lender against all of the Borrower’s assets and properties, and subject only to the Permitted Liens.

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2.6 Prepayment. Borrower may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, at any time prior to the Maturity Date, without the prior written consent of each of the Lender and without payment of any premium or penalty.

ARTICLE III
ADDITIONAL AGREEMENTS OF THE BORROWER

3.1 Conditions Precedent to Disbursement at Closing. Prior to the disbursement of any of the proceeds of the Line of Credit to or for the account of Borrower at closing of the Line of Credit, and as a condition precedent to such disbursement, all of the conditions set forth below must be satisfied as determined by Lender, in Lender’ sole discretion.

(a) Authority. Borrower shall deliver to Lender an officers certificate, in form and substance satisfactory to Lender, attaching: (1) a copy of its organizational documents, together with any and all amendments thereto, (2) a current shareholder’s register, (3) a certified resolution authorizing it to enter into the transactions contemplated by this Agreement, and (4) such other documents as Lender may reasonably request. The resolutions referred to above shall designate and authorize the individual or individuals executing the Line of Credit Documents in behalf of Borrower to execute and deliver the same.

(b) Line of Credit Documents. The Borrower shall execute and deliver to the Lender, a counterpart of all Line of Credit Documents in favor of the Lender, with all security filings (completed as advised by Lender’s counsel and evidence satisfactory to Lender that such filings are not subject to any prior filings other than filings in respect of Permitted Liens.

(c) UCC Financing Statements. Borrower authorizes the Lender or its legal counsel to file Uniform Commercial Code financing statements in all appropriate jurisdictions and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code to perfect Lender’s security interest granted in the Line of Credit.

(d) Miscellaneous Items. Borrower shall deliver to Lender such other items, documents and evidences pertaining to the Line of Credit as may reasonably be requested by Lender.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Except as set forth on the Disclosure Schedules to the Merger Agreement, the Borrower does hereby represent and warrant to Lender that the representations and warranties set forth in the Merger Agreement are true as of the date hereof (except as to any representation or warranty which specifically relates to another date), as set forth in the Merger Agreement and subject to the qualifications thereof set forth in the Merger Agreement.

ARTICLE V
COVENANTS

For so long as any principal amount and accrued interest in respect of the Line of Credit remains outstanding, the Borrower covenants and agrees with the Lender as follows:

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5.1 Use of Proceeds. Unless otherwise consented to by Lender, Borrower shall use the proceeds of the Line of Credit only in accordance with the provisions of this Agreement.

5.2 Insurance. Borrower shall provide and maintain, at all times, not less than $1,000,000 of business insurance coverage.

5.3 Information. Borrower shall furnish to Lender with reasonable promptness such data and information, financial and otherwise, concerning Borrower as from time to time may reasonably be requested by Lender for purposes of administering compliance with the Line of Credit Documents.

5.4 Notice. Borrower shall promptly notify Lender in writing of any of the following:

(a) The existence or occurrence of any event, which with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or a default under any of the Line of Credit Documents;

(b) Any events or changes in the financial condition of Borrower occurring since the date of the last financial statement of Borrower delivered to Lender, which individually or cumulatively when viewed in light of prior financial statements, may result in a Material Adverse Event in the financial condition of Borrower; and

(c) Any claim, action or proceeding materially affecting title to the Collateral given by Borrower to Lender under any of the Line of Credit Documents.

5.5 Distributions. Borrower shall make no distributions of cash or properties or pay any dividends in cash or properties to its members without the prior written consent of Lender.

5.6 Secured Indebtedness. Except for Permitted Liens and purchase money Indebtedness (not to exceed $25,000 in the aggregate) incurred to purchase or lease equipment for the Business and secured only by Liens on the specific item of equipment purchased or leased, the Borrower shall incur no Indebtedness secured by liens or security interests on their assets without the Lender’s prior written consent.

5.7 Compliance with Laws. Borrower shall comply with all local, state and federal laws, except where non-compliance could not reasonably be expected to constitute a Material Adverse Event.

5.8 Transfer. Without the prior written approval of Lender, Borrower shall not authorize or permit a change in the ownership or control of Borrower (including any sale, transfer, assignment, pledge, hypothecation or conveyance (collectively, “Transfer”) of all or part of the securities of Borrower), or any Transfer of any material assets of Borrower, including its Intellectual Property.

5.9 Acquisitions. Without the prior written approval of the Lender, Borrower shall not acquire or invest in any securities issued by any Person or participate in any partnership or joint venture or the acquisition of any business assets or unincorporated business operations.

5.10 Contract Changes. Without the prior written approval of the Lender, neither the Borrower nor any of its Affiliates shall amend or modify any material contract or agreement to which the Borrower is a party.

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5.11 Dispositions. Without the prior written approval of the Lender, the Borrower will not convey, sell, lease, transfer or otherwise dispose of, in any one transaction, any asset having a fair market value in excess of $10,000 or assets having an aggregate fair market value in excess of $25,000, except for sales of inventories made in the ordinary course of business.

5.12 Additional Negative Covenants. Borrower shall not, without the prior written consent of Lender, do any of the following:

(a) (i) liquidate, dissolve or wind-up the Business and affairs of any of Borrower; (ii) effect any merger or consolidation transaction; (iii) sell, lease, transfer, license or otherwise dispose, in a single transaction or series of related transactions, by Borrower of all or substantially all the assets of Borrower; or (iv) consent to any of the foregoing;

(b) Admit any additional members to the Borrower or sell, transfer or assign any membership interests or other equity interests in the Borrower; or

(c) make any disbursement or payment to the Majority Stockholder, except as expressly set forth in the documents executed in connection with the Merger Agreement.

5.13 Monthly Reports. Borrower shall deliver to the Lender not later than 30 days after the end of each calendar month, reports containing information with respect to the immediately preceding calendar month (“Monthly Reports”), which information shall include (a) monthly cash flow and P&L statements, (b) monthly balance sheets, and (c) such other information as may be reasonably requested by the Lender.

ARTICLE VI
EVENTS OF DEFAULT; REMEDIES

6.1 Events of Default Not Requiring Notice. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement and the Line of Credit Documents without the requirement of notice from Lender to Borrower:

(a) Nonpayment. The failure of Borrower to pay when due any principal or interest at the Interest Rate on the Line of Credit or other charge with respect to the Principal Indebtedness, or the amount of any fee or payment required of Borrower under this Agreement or any of the Line of Credit Documents; provided, that Borrower shall have a five (5) business day period after which such payment is due in order to cure such breach.

(b) Voluntary Bankruptcy or Insolvency. The occurrence and continuance of any of the following with respect to the Borrower: (1) the filing by it of a petition in bankruptcy or for reorganization or for an arrangement under any bankruptcy or insolvency law or for a receiver or trustee for any of their respective properties; (2) an assignment by it for the benefit of creditors or an admission by any of them, in writing, of an inability to pay their respective debts as they become due; or (3) the entry of a judgment of insolvency against it by any state, provincial or federal court of competent jurisdiction.

(c) Misrepresentation. Any representation or warranty made by Borrower in this Agreement or any of the Line of Credit Documents is or proves to have been incorrect when made and such inaccuracy causes a Material Adverse Event.

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6.2 Events of Default Requiring Notice. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement and the Line of Credit Documents following written notice from Lender to Borrower and Guarantors as described below:

(a) Default of Covenants. The occurrence and continuance of a material default by Borrower under any material term, covenant or condition contained in this Agreement, any of the Line of Credit Documents or the Restated Operating Agreement, which default shall not be cured within thirty (30) days following notice of default.

(b) Involuntary Bankruptcy or Receivership. The occurrence and continuance of any of the following with respect to the Borrower or any of the Guarantors: (1) the filing against any of them of a petition in bankruptcy or for reorganization or for an arrangement under any bankruptcy or insolvency law or for a receiver or trustee for any of their respective properties which is not dismissed within sixty (60) days; (2) the appointment of a receiver or trustee of any of their respective properties which is not discharged within sixty (60) days; or (3) the attachment or execution by levy against any substantial portion of any of their respective properties which is not discharged within sixty (60) days.

(c) Governmental Action. If any action is taken or any power is exercised by any municipality or government, or by any department, agency or instrumentality thereof, which is reasonably likely to adversely affect the financial performance, condition or prospects of Borrower or the Guarantors, including without limitation any action or power which may result in the expropriation of any material portion of the Property or personal property of Borrower or the Guarantors or in the lapse, revocation or restriction of any license, permit franchise or approval held or enjoyed by it.

(d) Title to Assets. If the title to any assets of any of Borrower or the security interests and charges created by any of the Line of Credit Documents are materially jeopardized or impaired.

(e) Line of Credit Documents. If the Line of Credit Documents ceases for any reason to be enforceable in full force and effect in accordance with its terms at any time, with or without the Lender being notified thereof.

6.3 Notice. If any Event of Default shall occur (whether or not any required notice has been given or an applicable grace period has elapsed), Lender shall not be obligated to make any further advances or disbursements until such Event of Default is remedied. Unless otherwise expressly provided by the terms of this Agreement, or the Line of Credit Documents, if an Event of Default shall occur and be continuing, Lender shall give written notice of such occurrence to Borrower as follows:

(a) Monetary Default. In the event of a monetary default for which Borrower is given a cure period, Lender shall give Borrower written notice of the Event of Default and Borrower shall be given an opportunity to cure the default within the applicable cure period.

(b) Nonmonetary Default. In the event of a nonmonetary default for which Borrower is given a cure period, Lender shall give Borrower written notice of the Event of Default and Borrower shall be given an opportunity to cure the default within the applicable cure period. However, if the nonmonetary default cannot reasonably be corrected within the applicable cure period, Borrower shall have an additional thirty (30) days to remedy such nonmonetary default if Borrower notifies Lender of the manner in which the nonmonetary default shall be cured, and if appropriate corrective action is instituted within the initial specified cure period and is diligently pursued thereafter. In the event that correction of the default requires action by a Governmental Authority which cannot reasonably be obtained within an additional twenty (20) days, and Borrower has complied with the conditions of the previous sentence, such twenty (20) day cure period shall be extended to some other reasonable amount of time, so long as the Borrower’ Business is not impaired and continues in the ordinary course until the default is cured.

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6.4 Election of Remedies. If an Event of Default shall occur and continue after any required notice and lapse of any applicable grace period, all obligations of Lender under this Agreement and under the Line of Credit Documents shall cease and terminate, and at the election of Majority Lender, the Lender may: (i) declare the outstanding Principal Indebtedness evidenced by the Note and secured by the Line of Credit Document immediately due and payable; (ii) exercise any remedy provided for in the Line of Credit Documents; (iii) exercise Lender’s rights with respect to any other Collateral given as security for the repayment of the Line of Credit; or (iv) Subject to the provisions of Section 6.5(b) below, exercise any other right or remedy available to Lender pursuant to any Line of Credit Document, or as provided at law or in equity.

6.5 No Remedy Exclusive. No remedy conferred upon or reserved to Lender under this Agreement shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Line of Credit Documents, or now or hereafter existing at law or in equity or by statute. No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

ARTICLE VII
MISCELLANEOUS

7.1 Non-Waiver. No disbursement of the proceeds of the Line of Credit shall constitute a waiver of any covenant or condition to be performed by Borrower. In the event Borrower are unable to satisfy any such covenant or condition, Lender shall not be precluded from thereafter declaring such failure to be an Event of Default.

7.2 Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by each of the Lender and the Borrower.

7.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

7.4 Waivers. The failure by Lender or Borrower at any time or times hereafter to require strict performance by the other of any of the undertakings, agreements or covenants contained in this Agreement shall not waive, affect or diminish any right of Borrower or Lender hereunder to demand strict compliance and performance therewith. Any waiver by Lender of any Event of Default under this Agreement shall not waive or affect any other Event of Default hereunder, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements or covenants of Borrower and Lender under this Agreement shall be deemed to have been waived unless such waiver is evidenced by an instrument in writing signed by the party to be charged specifying such waiver.

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7.5 Survival. This Agreement shall survive the disbursement of the proceeds of the Line of Credit, and each and every one of the obligations and undertakings of Borrower, Guarantors and Lender contained herein shall be continuing obligations and undertakings and shall not cease and terminate until all amounts which may accrue pursuant to this Agreement or any of the Line of Credit Documents shall have been fully paid and all obligations and undertakings of Borrower and Guarantors shall have been fully discharged.

7.6 Assignment and Notices.

(a) Neither Borrower nor any of the Guarantors may assign, in whole or in part, any of their rights or obligations under this Agreement, the Line of Credit Documents or any other agreement or commitment (in addition to this Agreement and the Line of Credit Documents) in existence between Lender on one hand, and Borrower, on the other hand, without the prior written consent of the Lender The Lender may assign this Agreement or any of the other Line of Credit Documents. .

(b) Except as otherwise provided in this Agreement or in any Line of Credit Document, whenever Lender or Borrower desire to give or serve any notice, demand, request or other communication with respect to this Agreement or any other Line of Credit Document, each such notice shall be in writing and shall be effective only if the notice is delivered by personal service, by nationally-recognized overnight courier or by facsimile, addressed in the same manner as provided in this Merger Agreement. Any notice delivered personally or by courier shall be deemed to have been given when delivered. Any notice sent by facsimile (confirmed orally by telephone, with a copy sent by overnight courier) shall be presumed to have been received on the date transmitted. Any party may change its address by giving notice to the other party of its new address in the manner provided above.

7.7 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

7.8 Actions. Lender shall have the right, but not the obligation, to commence, appear in and defend any action or proceeding which might affect Lender’ security or Lender’s rights, duties or liabilities relating to the Line of Credit, the Collateral, any of the assets of Borrower or this Agreement.

7.9 No Partnership. Nothing contained in this Agreement, or in any Line of Credit Document shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as Lender may exercise Lender’s rights and remedies provided hereunder and in the Line of Credit Documents.

7.10 Interpretation. Whenever the context shall require, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both other genders. The article and section headings contained in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

7.11 Governing Law. This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

7.12 Conflicts. The provisions of this Agreement are not intended to be superseded by the provisions of the Line of Credit Documents executed in conjunction with this Agreement but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Line of Credit Documents, it is intended that this Agreement shall control.

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7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

7.14 Attorney Fees. Borrower and Lender agree that should either of them default in any of the covenants or agreements contained in this Agreement or any of the Line of Credit Documents, the defaulting party shall pay all costs and expenses, including reasonable attorney fees and costs, incurred by the non-defaulting party to protect its rights hereunder, regardless of whether an action is commenced or prosecuted to judgment.

7.15 Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other of the Line of Credit Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Line of Credit Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Line of Credit Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.16 Currency. All references to monetary amounts in this Agreement, and in the other Line of Credit Documents, shall be deemed to refer to U.S. dollars, lawful currency of the United States of America.

7.17 Jury Waiver. BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LINE OF CREDIT DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

7.18 Final Expression. THIS AGREEMENT AND THE LINE OF CREDIT DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF LENDER WITH RESPECT TO THE LINE OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

7.19 Facsimile Signatures.. This Agreement and all Line of Credit Documents may be executed by facsimile signatures and delivered electronically in pdf format, each of which shall be given the same legal weight as though they were ribbon original signatures.

[Signatures appear on the following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Line of Credit Agreement this 30th day of September, 2014.

LENDER:

VERT CAPITAL CORP.

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	President

BORROWER:

LOGICAL CHOICE CORPORATION

By:	/s/ Sheri Lofgren
Sheri Lofgren, Chief Financial Officer

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SCHEDULE A

PERMITTED LIENS

“Permitted Liens” means any of the following:

(a) Liens directly securing the Obligations to the Lender evidenced by the Note and the other Line of Credit Documents;

(b) Liens which secure purchase money Indebtedness and capital lease obligations with respect to the purchase or lease of additional equipment and which encumber only the assets acquired with such purchase money Indebtedness or the assets subject to such capital lease;

(c) Pledges, deposits or Liens arising or made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;

(d) Easements, rights-of-way, encumbrances and other restrictions on the use or value of real property or any other property or asset which do not materially impair the use thereof;

(e) Liens for Taxes and Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords, and similar Liens) provided that (i) except as disclosed on the Disclosure Schedule, the amount secured is not overdue by more than ninety (90) days and no Lien has been filed, or (ii) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, or payment is fully covered by insurance (subject to the customary deductible); and

(f) Rights of offset or statutory banker’s Liens arising in the ordinary course of business in favor of commercial banks, provided that any such Lien shall only extend to deposits and property in possession of such commercial bank.